                                                                     EXHIBIT 4.6

                                 AMENDMENT NO. 1
                                       TO
            THE RETIREMENT PLAN OF PIONEER-STANDARD ELECTRONICS, INC.

     This Amendment No. 1 is executed as of the date set forth below by Pioneer-Standard Electronics, Inc. (the "Company").

                                   WITNESSETH:

     WHEREAS, the Company maintains The Retirement Plan of
Pioneer-Standard-Electronics, Inc. (the "Plan") to provide retirement benefits for certain employees of Participating Companies; and

     WHEREAS, pursuant to Section 21.1 of the Plan, the Company has retained the right to make amendments thereto; and

     WHEREAS, the Company desires to amend the Plan in order to grandfather certain provisions relating to Participants who participated in The Retirement Plan of Pioneer-Standard Electronics, Inc. II ("Retirement Plan II") immediately prior to its merger into the Plan, to bring the Plan into compliance with the final and temporary regulations under Section 401(a)(9) of the Code and to incorporate the model amendment set forth in IRS Revenue Ruling 2002-27 relating to compensation under Section 125 of the Code;

     NOW, THEREFORE, pursuant to Section 21.1 of the Plan, the Company hereby amends the Plan, and Retirement Plan II, as applicable, effective as specifically provided herein, as follows:

     1. Effective January 1, 2001, Section 2.16 of the Plan is hereby amended to correct the cross reference to Section 2.49 by deleting such cross reference and replacing it with a cross reference to Section 2.52.

     2. Effective December 16, 2002, Section 2.18 of the Plan is hereby amended by deleting subsections (j) and (k) of said Section 2.18 and replacing them with the following:

        "(j) for periods prior to December 16, 2002 (the date of the merger of The Retirement Plan of Pioneer-Standard Electronics, Inc. II ("Retirement Plan II") into the Plan), is a participant in the Dickens Data Systems, Inc. 401(k) Profit Sharing Plan, including such Plan as it was subsequently renamed (as Retirement Plan II); or

        (k) for periods prior to December 16, 2002, but on or after October 1, 2000, is an active participant in the Dickens Services Group, A Pioneer-Standard Company, LLC 401(k) Profit Sharing Plan and Trust, including such Plan as it was subsequently merged into Retirement Plan II."

     3. Effective December 16, 2002, the Plan is hereby amended to include the attached Supplement B, Relating to Former Participants in The Retirement Plan of Pioneer-Standard Electronics, Inc. II.



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

     4. Effective January 1, 2003, the Plan is hereby amended to include the attached Appendix A. Appendix A is an Internal Revenue Service Model Amendment. While such Appendix A refers to annuity distributions and other forms of distribution in accordance with the Model, such reference does not change the fact that distributions under the Plan are available only as single sum distributions.

     5. Effective January 1, 1998, the Plan and Retirement Plan II are hereby amended to include the attached Appendix B.

     IN WITNESS WHEREOF, Pioneer-Standard Electronics, Inc., by its proper officer, has caused this Amendment No. 1 to be executed as of the 27th day of December, 2002.

                                          PIONEER-STANDARD ELECTRONICS, INC.
                                               ("Company")

                                          By: /s/ Richard A. Sayers II
                                              ---------------------------------



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

                                  SUPPLEMENT B
                                       TO
                               THE RETIREMENT PLAN
                                       OF
                       PIONEER-STANDARD ELECTRONICS, INC.

                       RELATING TO FORMER PARTICIPANTS IN
          THE RETIREMENT PLAN OF PIONEER-STANDARD ELECTRONICS, INC. II


     This Supplement B to The Retirement Plan of Pioneer-Standard Electronics, Inc. (the "Plan"), effective December 16, 2002, relates to former participants in The Retirement Plan of Pioneer-Standard Electronics, Inc. II.

                                   DEFINITIONS

     Unless the context otherwise indicates, the following words shall have the following meanings whenever used in this Supplement. All other defined words shall have the meanings set forth in Article 2 of the Plan.

     1.1 Merger Date. The words "Merger Date" shall mean December 16, 2002, and specifically 11:59 p.m. EST on the Merger Date.

     1.2 Retirement Plan II. The words "Retirement Plan II" shall mean The Retirement Plan of Pioneer-Standard Electronics, Inc. II, as it existed as of the Merger Date

     1.3 Supplement B Participant. The words "Supplement B Participant" shall mean any Employee or former Employee who, as of the Merger Date, was a participant in Retirement Plan II and who had amounts transferred on his behalf from Retirement Plan II to the Plan as of the Merger Date.

                                HOURS OF SERVICE

     2.1 Hour or Hour of Service. Notwithstanding the provisions of the last paragraph of Section 2.28 of the Plan, the words "Hour of Service" or "Hour" shall, with respect to a Supplement B Participant, include his hours of service as calculated for such purpose, as appropriate, by:

         (a) Dickens Data Systems, Inc. (including Pro America, Inc.), for periods prior to October 31, 2000; and

         (b) Dickens Services Group, a Pioneer-Standard Company, LLC, for periods prior to January 1, 2001.

                                     VESTING

     3.1 Vested Percentage. Notwithstanding the provisions of Section 2.51 of the Plan, the words "Vested Percentage" shall mean, for any Supplement B Participant with an Hour of Service after December 31, 2000, a percentage determined on the basis of his number of Years of Vesting Service in accordance with the following table:




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

                   Years of Vesting Service               Vesting Percentage
                   ------------------------               -------------------
                Less than 1 year                                   0%
                1 but less than 2 years                           20%
                2 but less than 3 years                           40%
                3 but less than 4 years                           60%
                4 but less than 5 years                           80%
                5 or more years                                  100%

provided, however, that for a Supplement B Participant who does not have an Hour of Service after December 31, 2000, such percentage shall be determined on the basis of his number of Years of Vesting Service in accordance with the following table:

                   Years of Vesting Service               Vesting Percentage
                   ------------------------               ------------------
                Less than 2 years                                 0%
                2 but less than 3 years                          20%
                3 but less than 4 years                          40%
                4 but less than 5 years                          60%
                5 but less than 6 years                          80%
                6 or more years                                 100%

Notwithstanding any other provision of this Plan to the contrary, upon attainment of his Early Retirement Date or Normal Retirement Date and during all periods thereafter, a Supplement B Participant shall have a Vested Percentage of one hundred percent (100%). A Supplement B Participant who incurs a Termination of Employment due to his death or Disability shall have a Vested Percentage of one hundred percent (100%).

     A Supplement B Participant shall always have a one hundred percent (100%) Vested Interest in his Pre-Tax Accounts, Rollover Accounts, Qualified Nonelective Accounts, and Qualified Match Accounts, if any such contributions are made under the Plan.

     Notwithstanding any provision of the Plan to the contrary, any Supplement B Participant who is a ProAmerica Participant within the meaning of this Section shall have a one hundred percent (100%) vested interest in his Accounts under the Plan. A "ProAmerica Participant" shall be any Supplement B Participant who was a participant in the ProAmerica, Inc. Employee Savings Plan and Trust at the time (October 1, 1998) of its merger into the Dickens Data Systems, Inc. 401(k) Plan.

     3.2 Years of Vesting Service. Notwithstanding the provisions of Section
2.52 of the Plan, the words "Years of Vesting Service" shall mean for any Employee who is a Supplement B Participant, the sum of (a) plus (b) below where:

         (a) equals such Employee's years of Continuous Service after December 31, 2000, if any; and

         (b) equals such Employee's years of service for vesting purposes determined as of December 31, 2000, on the basis of the rules of the Dickens Data Systems, Inc. 401(k) Plan, or the rules of The Dickens Services Group, A Pioneer-Standard Company, LLC 401(k) Profit Sharing Plan, as applicable, in effect as of such date.

     In the event that a supplement B Participant returns to employment with a Participating Company or an Affiliate immediately following a leave of absence due to Military Service, his period of Military Service shall be included in the calculation of his Vesting Service, to the extent required by Section 414(u) of the Code.

                                   "Appendix A

Section 1  General Rules

1.1 Effective Date. The provisions of this Appendix A will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2 Precedence. The requirements of this Appendix A will take precedence over any inconsistent provisions of the Plan except that no provision of this Appendix A shall be deemed to require a distribution under the Plan in a form other than a lump sum.

1.3 Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix A will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

1.4 TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix A, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

Section 2 Time and Manner of Distribution.

2.1 Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

2.2 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

         (a) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then, except as provided in the adoption agreement, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

         (b) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then, except as otherwise provided in the Plan, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

         (c) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         (d) If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.

         For purposes of this Section 2.2 and Section 4, unless Section 2.2(d) applies, distributions are considered to begin on the Participant's required beginning date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3 Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 3 and 4 of this Appendix A. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

Section 3  Required Minimum Distributions During Participant's Lifetime.

3.1 Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
         (a) the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in
         Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or
         (b) if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

3.2 Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death

Section 4  Required Minimum Distributions After Participant's Death.

4.1.     Death On or After Date Distributions Begin.

         (a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

                  (1) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                  (2) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                  (3) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

         (b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

4.2      Death Before Date Distributions Begin.

         (a) Participant Survived by Designated Beneficiary. Except as otherwise provided in the Plan, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 4.1.

         (b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         (c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a), this Section 4.2 will apply as if the surviving spouse were the Participant.


Definitions.

5.1 Designated Beneficiary. The individual who is designated as the Beneficiary under Section 10.4 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and
         Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

5.2 Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under
         Section 2.2. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

5.3 Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

5.4 Participant's Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5 Required beginning date. The date specified in Section 15.9 of the Plan."

                                   "Appendix B

     1.1B Effective Date. This Appendix B shall apply to plan years and limitation years beginning on and after January 1, 1998.

     1.2B Section 125 Compensation. For purposes of the definition of Compensation and Testing Compensation under Sections 2.15 and 2.46, respectively, amounts under Section 125 of the Code include any amounts not available to a Participant in lieu of group health plan coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 of the Code only if the Company does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan."